Financial Highlights S-1 Consolidated Balance Sheets S-2 Consolidated Statements of Comprehensive Income S-3 Consolidated Statements of Funds from Operations ("FFO") S-5 Owned Properties Results of Operations S-7 Same Store Owned Properties Operating Expenses S-8 Seasonality of Operations S-9 Seasonality of Operations - Build-up to 2021 Same Store Grouping S-10 Investment Update S-11 Owned Development Update S-12 Third-Party Development Update S-13 Management Services Update S-14 Capital Structure S-15 Interest Coverage S-16 Capital Allocation – Long Term Funding Plan (2021 - 2023) S-17 Outlook - Summary (Q1 2021) S-18 Outlook - Detail (Q1 2021) S-19 Detail of Property Groupings S-20 Definitions S-21 Investor Information S-23 Table of Contents Q4 Supplemental Package February 22, 2021

Financial Highlights
($ in thousands, except share and per share data)

Operating Data	Three Months Ended December 31, 2020	2019	$ Change	% Change	Year Ended December 31, 2020	2019	$ Change	% Change
Total revenues	$ 232,958	$ 255,835	$ (22,877)	(8.9%)	$ 870,584	$ 943,042	$ (72,458)	(7.7%)
Operating income	51,111	55,743	(4,632)	(8.3%)	187,344	179,890	7,454	4.1%
Net income attributable to ACC	24,807	24,720	87	0.4%	72,803	84,969	(12,166)	(14.3%)
Net income per share - basic	0.18	0.18			0.51	0.61		
Net income per share - diluted	0.18	0.18			0.51	0.60		
Funds From Operations - ("FFO") [1]	89,900	89,779	121	0.1%	281,088	350,292	(69,204)	(19.8%)
FFO per share - diluted [1]	0.65	0.65	—	—%	2.02	2.52	(0.50)	(19.8%)
Funds From Operations - Modified ("FFOM") [1]	81,773	99,404	(17,631)	(17.7%)	275,495	336,172	(60,677)	(18.0%)
FFOM per share - diluted [1]	0.59	0.72	(0.13)	(18.1%)	1.98	2.42	(0.44)	(18.2%)

Market Capitalization and Unsecured Notes Covenants [2]	December 31, 2020	December 31, 2019
Debt to total market capitalization	37.8%	34.3%
Net debt to EBITDA [3]	8.3x	6.7x
Unencumbered asset value to total asset value	86.5%	82.5%
Total debt to total asset value	41.2%	39.8%
Secured debt to total asset value	7.4%	9.1%
Unencumbered asset value to unsecured debt	255.3%	269.5%
Interest coverage [3]	3.5x	3.8x

1. Refer to page S-5 for a reconciliation to net income, the most directly comparable GAAP measure.
2. Refer to the definitions outlined on pages S-21 and S-22 for detailed definitions of terms appearing on this page.
3. Refer to calculations on page S-16, including a reconciliation to net income and interest expense, the most directly comparable GAAP measures.

S-1

Consolidated Balance Sheets ($ in thousands) S-2 December 31, 2020 December 31, 2019 (unaudited) Assets Investments in real estate: Owned properties, net $ 6,721,744 $ 6,694,715 On-campus participating properties, net 69,281 75,188 Investments in real estate, net 6,791,025 6,769,903 Cash and cash equivalents 54,017 54,650 Restricted cash 19,955 26,698 Student contracts receivable, net 11,090 13,470 Operating lease right of use assets 1 457,573 460,857 Other assets 1 197,500 234,176 Total assets $ 7,531,160 $ 7,559,754 Liabilities and equity Liabilities: Secured mortgage and bond debt, net $ 646,827 $ 787,426 Unsecured notes, net 2,375,603 1,985,603 Unsecured term loans, net 199,473 199,121 Unsecured revolving credit facility 371,100 425,700 Accounts payable and accrued expenses 85,070 88,411 Operating lease liabilities 2 486,631 473,070 Other liabilities 2 185,352 157,368 Total liabilities 4,350,056 4,116,699 Redeemable noncontrolling interests 24,567 104,381 Equity: American Campus Communities, Inc. and Subsidiaries stockholders' equity: Common stock 1,375 1,373 Additional paid in capital 4,472,170 4,458,456 Common stock held in rabbi trust (3,951) (3,486) Accumulated earnings and dividends (1,332,689) (1,144,721) Accumulated other comprehensive loss (22,777) (16,946) Total American Campus Communities, Inc. and 3,114,128 3,294,676 Subsidiaries stockholders' equity Noncontrolling interests - partially owned properties 42,409 43,998 Total equity 3,156,537 3,338,674 Total liabilities and equity $ 7,531,160 $ 7,559,754 1. For purposes of calculating net asset value ("NAV") at December 31, 2020, the company excludes other assets of approximately $2.6 million related to net deferred financing costs on its revolving credit facility and the net value of in-place leases, as well as operating lease right of use assets disclosed above. 2. For purposes of calculating NAV at December 31, 2020, the company excludes other liabilities of approximately $48.3 million related to deferred revenue and fee income, as well as operating lease liabilities disclosed above.

Consolidated Statements of Comprehensive Income

($ in thousands, except share and per share data)

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	$ Change	Year Ended December 31, 2020	Year Ended December 31, 2019	$ Change
	(unaudited)			(unaudited)		
Revenues						
Owned properties [1]	$ 217,311	$ 238,908	$ (21,597)	$ 818,298	$ 877,565	$ (59,267)
On-campus participating properties	9,710	11,558	(1,848)	29,906	36,346	(6,440)
Third-party development services	2,012	662	1,350	7,543	13,051	(5,508)
Third-party management services	3,168	3,818	(650)	12,436	12,936	(500)
Resident services	757	889	(132)	2,401	3,144	(743)
Total revenues	**232,958**	**255,835**	**(22,877)**	**870,584**	**943,042**	**(72,458)**
Operating expenses (income)						
Owned properties	93,713	95,896	(2,183)	378,454	390,664	(12,210)
On-campus participating properties	3,164	3,443	(279)	13,521	15,028	(1,507)
Third-party development and management services	5,455	5,786	(331)	21,700	19,915	1,785
General and administrative [2]	8,311	8,486	(175)	36,874	31,081	5,793
Depreciation and amortization	67,724	68,546	(822)	267,703	275,046	(7,343)
Ground/facility leases	3,480	4,151	(671)	13,513	14,151	(638)
(Gain) loss from disposition of real estate, net	—	(229)	229	(48,525)	53	(48,578)
Provision for impairment [3]	—	14,013	(14,013)	—	17,214	(17,214)
Total operating expenses	**181,847**	**200,092**	**(18,245)**	**683,240**	**763,152**	**(79,912)**
Operating income	**51,111**	**55,743**	**(4,632)**	**187,344**	**179,890**	**7,454**
Nonoperating income (expenses)						
Interest income	363	831	(468)	2,939	3,686	(747)
Interest expense	(28,500)	(28,855)	355	(112,507)	(111,287)	(1,220)
Amortization of deferred financing costs	(1,368)	(1,347)	(21)	(5,259)	(5,012)	(247)
(Loss) gain from extinguishment of debt [4]	—	—	—	(4,827)	20,992	(25,819)
Other nonoperating income [5]	3,243	—	3,243	3,507	—	3,507
Total nonoperating expenses	**(26,262)**	**(29,371)**	**3,109**	**(116,147)**	**(91,621)**	**(24,526)**
Income before income taxes	24,849	26,372	(1,523)	71,197	88,269	(17,072)
Income tax provision	(216)	(524)	308	(1,349)	(1,507)	158
Net income	**24,633**	**25,848**	**(1,215)**	**69,848**	**86,762**	**(16,914)**
Net loss (income) attributable to noncontrolling interests	174	(1,128)	1,302	2,955	(1,793)	4,748
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	**$ 24,807**	**$ 24,720**	**$ 87**	**$ 72,803**	**$ 84,969**	**$ (12,166)**
Other comprehensive income (loss)						
Change in fair value of interest rate swaps and other	1,837	1,983	(146)	(5,831)	(12,549)	6,718
Comprehensive income	**$ 26,644**	**$ 26,703**	**$ (59)**	**$ 66,972**	**$ 72,420**	**$ (5,448)**
Net income per share attributable to ACC, Inc. and Subsidiaries common stockholders						
Basic	**$ 0.18**	**$ 0.18**		**$ 0.51**	**$ 0.61**	
Diluted	**$ 0.18**	**$ 0.18**		**$ 0.51**	**$ 0.60**	
Weighted-average common shares outstanding						
Basic	**137,632,091**	**137,404,752**		**137,588,964**	**137,295,837**	
Diluted	**138,725,378**	**138,372,433**		**138,710,430**	**138,286,778**	

Refer to the next page for footnote explanations.

S-3

Consolidated Statements of Comprehensive Income ($ in thousands, except share and per share data) S-4 1. Refer to page S-7 for more detail regarding the impact of the COVID-19 pandemic on revenues for our same store portfolio. 2. General and administrative expenses for the twelve months ended December 31, 2020 include $1.1 million related to the settlement of a litigation matter. 3. The three and twelve months ended December 31, 2019 amounts represent a non-cash impairment charge for an intangible asset related to a property tax incentive arrangement at one owned property. The twelve months ended December 31, 2019 amount also includes an impairment charge recorded in March 2019 concurrent with the classification of one owned property as held for sale. 4. The twelve months ended December 31, 2020 amount represents the loss associated with the January 2020 redemption of the company's $400 million 3.35% Senior Notes originally scheduled to mature in October 2020. The twelve months ended December 31, 2019 amount represents the gain on the extinguishment of debt associated with a property that was transferred to the lender in settlement of the property's mortgage loan in July 2019. 5. In October 2020, the company received full repayment of the outstanding balance of a loan receivable, including accrued interest, totaling $55.0 million. As a result of the early repayment of the note, the company recorded a gain totaling $2.1 million which is included in other nonoperating income on the accompanying consolidated statements of comprehensive income. The loan was acquired in 2013 and generated annual interest income of approximately $2.9 million prior to its repayment. The three and twelve months ended December 31, 2020 also include a gain of $1.1 million related to the settlement of a litigation matter.

Consolidated Statements of Funds from Operations ("FFO")
(Unaudited, $ in thousands, except share and per share data)

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Three Months Ended December 31, $ Change	Year Ended December 31, 2020	Year Ended December 31, 2019	Year Ended December 31, $ Change
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	$ 24,807	$ 24,720	$ 87	$ 72,803	$ 84,969	$ (12,166)
Noncontrolling interests' share of net (loss) income	(174)	1,128	(1,302)	(2,955)	1,793	(4,748)
Joint Venture ("JV") partners' share of FFO						
JV partners' share of net loss (income)	272	(1,030)	1,302	3,259	(1,398)	4,657
JV partners' share of depreciation and amortization	(1,911)	(2,156)	245	(7,747)	(8,644)	897
	(1,639)	(3,186)	1,547	(4,488)	(10,042)	5,554
(Gain) loss from disposition of real estate	—	(229)	229	(48,525)	53	(48,578)
Elimination of provision for real estate impairment	—	—	—	—	3,201	(3,201)
Total depreciation and amortization	67,724	68,546	(822)	267,703	275,046	(7,343)
Corporate depreciation [1]	(818)	(1,200)	382	(3,450)	(4,728)	1,278
FFO attributable to common stockholders and OP unitholders	**89,900**	**89,779**	**121**	**281,088**	**350,292**	**(69,204)**
Elimination of operations of on-campus participating properties ("OCPPs")						
Net income from OCPPs	(3,510)	(4,449)	939	(3,716)	(6,587)	2,871
Amortization of investment in OCPPs	(2,050)	(2,046)	(4)	(8,015)	(8,380)	365
	84,340	83,284	1,056	269,357	335,325	(65,968)
Modifications to reflect operational performance OCPPs						
Our share of net cashflow [2]	(273)	1,004	(1,277)	1,359	3,067	(1,708)
Management fees and other	727	652	75	1,873	2,249	(376)
Contribution from OCPPs	454	1,656	(1,202)	3,232	5,316	(2,084)
Transaction costs [3]	—	451	(451)	—	598	(598)
Elimination of loss (gain) from extinguishment of debt [4]	—	—	—	4,827	(20,992)	25,819
Elimination of provision for impairment of intangible asset [5]	—	14,013	(14,013)	—	14,013	(14,013)
Elimination of litigation settlements [6]	(1,100)	—	(1,100)	—	—	—
Elimination of gain from early repayment of loan receivable [7]	(2,136)	—	(2,136)	(2,136)	—	(2,136)
Elimination of FFO from property in receivership [8]	—	—	—	—	1,912	(1,912)
Stockholder engagement and other proxy advisory costs [9]	215	—	215	215	—	215
Funds from operations-modified ("FFOM") attributable to common stockholders and OP unitholders	**$ 81,773**	**$ 99,404**	**$ (17,631)**	**$ 275,495**	**$ 336,172**	**$ (60,677)**
FFO per share - diluted	**$ 0.65**	**$ 0.65**		**$ 2.02**	**$ 2.52**	
FFOM per share - diluted	**$ 0.59**	**$ 0.72**		**$ 1.98**	**$ 2.42**	
Weighted-average common shares outstanding - diluted	**139,229,095**	**138,876,150**		**139,214,147**	**138,860,311**	

Refer to the next page for footnote explanations.

S-5

Consolidated Statements of Funds from Operations ("FFO") (Unaudited, $ in thousands, except share and per share data) 1. Represents depreciation on corporate assets not added back for purposes of calculating FFO. 2. 50% of the properties’ net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures which is included in ground/facility leases expense in the consolidated statements of comprehensive income (refer to page S-3). During the three months ended December 31, 2020, the company waived its right to one property's 50% share of the net cash flow for the 2019-2020 academic year, which resulted in a $0.6 million reversal of contribution from OCPPs. 3. The three and twelve months ended December 31, 2019 amounts represent transaction costs incurred in connection with the closing of presale development transactions. 4. The twelve months ended December 31, 2020 amount represents the loss associated with the January 2020 redemption of the company's $400 million 3.35% Senior Notes originally scheduled to mature in October 2020. The twelve months ended December 31, 2019 amount represents the gain on the extinguishment of debt associated with a property that was transferred to the lender in settlement of the property's mortgage loan in July 2019. 5. Represents a non-cash impairment charge for an intangible asset related to a property tax incentive arrangement at one owned property. 6. The three months ended December 31, 2020 amount represents a $1.1 million gain associated with the settlement of a litigation matter, which is included in other nonoperating income on the accompanying consolidated statements of comprehensive income. The twelve months ended December 31, 2020 amount represents the gain recorded during the fourth quarter 2020, offset by litigation settlement expense of $1.1 million recorded in the first quarter 2020 for another matter which is included in general and administrative expenses in the accompanying consolidated statements of comprehensive income. For purposes of calculating FFOM for the twelve months ended December 31, 2020, the two amounts offset each other for a net effect of $0. 7. In October 2020, the company received full repayment of the outstanding balance of a loan receivable, including accrued interest, totaling $55.0 million. As a result of the early repayment of the note, the company recorded a gain totaling $2.1 million which is included in other nonoperating income on the accompanying consolidated statements of comprehensive income. The loan was acquired in 2013 and generated annual interest income of approximately $2.9 million prior to its repayment. 8. Represents FFO for an owned property that was transferred to the lender in July 2019 in settlement of the property's mortgage loan. 9. Represents consulting, legal, and other related costs incurred in relation to stockholder engagement activities in preparation for the company’s 2021 annual stockholders' meeting. S-6

Owned Properties Results of Operations [1]

($ in thousands)

	Three Months Ended December 31, 2020	2019	$ Change	% Change	Year Ended December 31, 2020	2019	$ Change	% Change
Owned properties revenues								
Same store properties [2]	$ 204,068	$ 224,328	$ (20,260)	(9.0%)	$ 775,929	$ 841,523	$ (65,594)	(7.8%)
New properties	14,000	10,583	3,417		42,069	15,693	26,376	
Sold and held for sale properties [3]	—	4,886	(4,886)		2,701	23,493	(20,792)	
Total revenues [4]	**$ 218,068**	**$ 239,797**	**$ (21,729)**	**(9.1%)**	**$ 820,699**	**$ 880,709**	**$ (60,010)**	**(6.8%)**
Owned properties operating expenses								
Same store properties [5]	$ 88,378	$ 90,237	$ (1,859)	(2.1%)	$ 359,553	$ 371,926	$ (12,373)	(3.3%)
New properties	5,254	3,608	1,646		17,520	7,400	10,120	
Other [6]	81	128	(47)		364	338	26	
Sold and held for sale properties [3,7]	—	1,923	(1,923)		1,017	11,000	(9,983)	
Total operating expenses	**$ 93,713**	**$ 95,896**	**$ (2,183)**	**(2.3%)**	**$ 378,454**	**$ 390,664**	**$ (12,210)**	**(3.1%)**
Owned properties net operating income								
Same store properties	$ 115,690	$ 134,091	$ (18,401)	(13.7%)	$ 416,376	$ 469,597	$ (53,221)	(11.3%)
New properties	8,746	6,975	1,771		24,549	8,293	16,256	
Other [6]	(81)	(128)	47		(364)	(338)	(26)	
Sold and held for sale properties [3,7]	—	2,963	(2,963)		1,684	12,493	(10,809)	
Total net operating income	**$ 124,355**	**$ 143,901**	**$ (19,546)**	**(13.6%)**	**$ 442,245**	**$ 490,045**	**$ (47,800)**	**(9.8%)**

1. Refer to page S-20 for detail of our store groupings.
2. The most significant impacts to our same store property revenues resulting from COVID-19 are as follows:
   - Approximately $1.5 million and $18.7 million in rent refunds and/or early lease terminations was provided to tenants at our on-campus ACE properties and certain off-campus residence halls during the three and twelve months ended December 31, 2020, respectively;
   - Approximately $0.9 million and $13.6 million in rent was forgiven during the three and twelve months ended December 31, 2020, respectively, as part of our Resident Hardship Program for residents and families at our same store properties who experienced financial hardship due to COVID-19;
   - Approximately $3.7 million and $19.5 million of the decrease during the three and twelve months ended December 31, 2020, respectively, as compared to the prior year was a result of lost summer camp and conference revenue, waived fees, an increase in the provision for uncollectible accounts resulting from rent delinquencies, and other items related to COVID-19;
   - Approximately $18.6 million and $27.2 million of the decrease in revenues as compared to the amount initially anticipated prior to the impact of COVID-19 for the three and twelve months ended December 31, 2020, respectively, was due to the decrease in occupancy from the 2020-2021 academic year lease-up.
3. Includes properties sold in 2019 and 2020 and one property that was transferred to the lender in July 2019 in settlement of the property's mortgage loan.
4. Includes revenues that are reflected as Resident Services Revenue on the accompanying consolidated statements of comprehensive income.
5. Refer to page S-8 for detail of same store operating expenses.
6. Includes professional fees related to the operation of consolidated joint ventures that are included in owned properties operating expenses in the consolidated statements of comprehensive income (refer to page S-3).
7. Does not include the allocation of payroll and other administrative costs related to corporate management and oversight.

S-7

Same Store Owned Properties Operating Expenses[1 2]

($ in thousands, except per bed amounts)

	Three Months Ended December 31,							
	2020				2019			
	Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	Total	Per Bed	% of Total Operating Expenses
Property taxes	$ 22,582	$ 245	8.1%	25%	$ 20,885	$ 226	23%
Payroll	18,125	197	5.1%	21%	17,239	187	19%
General & administrative and other	17,269	187	(17.4%)	20%	20,909	227	23%
Utilities	17,637	191	(9.8%)	20%	19,548	212	22%
Repairs and maintenance	6,789	74	23.4%	8%	5,503	60	6%
Marketing	3,009	33	(21.5%)	3%	3,835	42	4%
Insurance	2,967	32	28.0%	3%	2,318	25	3%
Total same store owned operating expenses	**$ 88,378**	**$ 959**	**(2.1)%**	**100 %**	**$ 90,237**	**$ 979**	**100 %**
Same store owned beds	**92,193**						

	Year Ended December 31,						
	2020				2019		
	Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	Total	Per Bed	% of Total Operating Expenses
Property taxes	$ 88,368	$ 959	4.2%	25%	$ 84,783	$ 919	23%
Payroll	72,406	785	0.3%	20%	72,187	783	19%
General & administrative and other	70,335	763	(10.8%)	20%	78,842	855	21%
Utilities	68,674	745	(7.3%)	19%	74,107	804	20%
Repairs and maintenance	36,614	397	1.7%	10%	36,018	391	10%
Marketing	12,184	132	(28.5%)	3%	17,044	185	5%
Insurance	10,972	119	22.7%	3%	8,945	97	2%
Total same store owned operating expenses	**$ 359,553**	**$ 3,900**	**(3.3)%**	**100 %**	**$ 371,926**	**$ 4,034**	**100 %**
Same store owned beds	**92,193**						

1. Refer to the definition of operating expenses on page S-22 for a detailed description of items included in the various expense categories.
2. Refer to page S-20 for detail of our same store groupings.

S-8

Seasonality of Operations [1]
($ in thousands, except per bed amounts)

	Three Months Ended					
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	Total/Weighted Average- Last 12 Months
2020 Same Store Properties						
Average number of owned beds	92,193	92,193	92,193	92,193	92,193	92,193
Average physical occupancy for the quarter	*97.4 %*	*97.0 %*	*85.1 %*	*84.9 %*	*90.2 %*	*89.3 %*
Rental revenue per occupied bed per month [2]	$ 783	$ 777	$ 700	$ 732	$ 774	$ 747
Rental revenue	$ 210,989	$ 208,484	$ 164,806	$ 171,832	$ 193,211	$ 738,333
Other income [3]	13,339	11,283	4,560	10,896	10,857	37,596
Total revenue	$ 224,328	$ 219,767	$ 169,366	$ 182,728	$ 204,068	$ 775,929
Property operating expenses	90,237	88,113	82,112	100,950	88,378	359,553
Net operating income	$ 134,091	$ 131,654	$ 87,254	$ 81,778	$ 115,690	$ 416,376
Operating margin	*59.8 %*	*59.9 %*	*51.5 %*	*44.8 %*	*56.7 %*	*53.7 %*
2020 New Properties						
Average number of owned beds	3,159	3,159	3,678	5,022	5,642	4,375
Average physical occupancy for the quarter	*98.8 %*	*97.7 %*	*69.9 %*	*52.9 %*	*61.6 %*	*67.4 %*
Rental revenue per occupied bed per month [2]	$ 1,069	$ 1,067	$ 1,050	$ 1,188	$ 1,107	$ 1,102
Rental revenue	$ 10,010	$ 9,876	$ 8,101	$ 9,466	$ 11,541	$ 38,984
Other income [3]	573	467	21	138	2,459	3,085
Total revenue	$ 10,583	$ 10,343	$ 8,122	$ 9,604	$ 14,000	$ 42,069
Property operating expenses	3,608	3,291	3,589	5,386	5,254	17,520
Net operating income	$ 6,975	$ 7,052	$ 4,533	$ 4,218	$ 8,746	$ 24,549
Operating margin	*65.9 %*	*68.2 %*	*55.8 %*	*43.9 %*	*62.5 %*	*58.4 %*
ALL PROPERTIES						
Average number of owned beds	95,352	95,352	95,871	97,215	97,835	96,568
Average physical occupancy for the quarter	*97.5 %*	*97.0 %*	*84.6 %*	*83.2 %*	*88.6 %*	*88.3 %*
Rental revenue per occupied bed per month [2]	$ 792	$ 787	$ 711	$ 747	$ 787	$ 759
Rental revenue	$ 220,999	$ 218,360	$ 172,907	$ 181,298	$ 204,752	$ 777,317
Other income [3]	13,912	11,750	4,581	11,034	13,316	40,681
Total revenue	$ 234,911	$ 230,110	$ 177,488	$ 192,332	$ 218,068	$ 817,998
Property operating expenses	93,845	91,404	85,701	106,336	93,632	377,073
Net operating income	$ 141,066	$ 138,706	$ 91,787	$ 85,996	$ 124,436	$ 440,925
Operating margin	*60.1 %*	*60.3 %*	*51.7 %*	*44.7 %*	*57.1 %*	*53.9 %*
Sold properties and other [4]						
Total revenue	$ 4,886	$ 2,701	$ —	$ —	$ —	$ 2,701
Property operating expenses	2,051	1,070	48	182	81	1,381
Net operating income (loss)	$ 2,835	$ 1,631	$ (48)	$ (182)	$ (81)	$ 1,320

1. Refer to page S-20 for detail of our store groupings.
2. Rental revenue per occupied bed per month is calculated based upon our net student rental revenue earned during the respective quarter divided by average monthly occupied beds over the periods presented.
3. Other income is all income other than net student rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, and the provision for uncollectible accounts.
4. Includes properties sold during the periods presented and costs related to the operation of consolidated joint ventures as noted on page S-7.

S-9

Seasonality of Operations - Build-up to 2021 Same Store Grouping[1]

($ in thousands, except per bed amounts)

	Three Months Ended				
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	Total/Weighted Average-Last 12 Months
2020 Same Store Properties[2]					
Average number of owned beds	92,193	92,193	92,193	92,193	92,193
Average physical occupancy for the quarter	*97.0%*	*85.1%*	*84.9%*	*90.2%*	*89.3%*
Rental revenue per occupied bed per month	$ 777	$ 700	$ 732	$ 774	$ 747
Rental revenue	$ 208,484	$ 164,806	$ 171,832	$ 193,211	$ 738,333
Other income[3]	11,283	4,560	10,896	10,857	37,596
Total revenue	$ 219,767	$ 169,366	$ 182,728	$ 204,068	$ 775,929
Property operating expenses	88,113	82,112	100,950	88,378	359,553
Net operating income	$ 131,654	$ 87,254	$ 81,778	$ 115,690	$ 416,376
Operating margin	*59.9%*	*51.5%*	*44.8%*	*56.7%*	*53.7%*
2021 New Same Store Properties[4]					
Average number of owned beds	3,159	3,159	3,159	3,159	3,159
Average physical occupancy for the quarter	*97.7%*	*81.2%*	*76.1%*	*98.5%*	*88.4%*
Rental revenue per occupied bed per month	$ 1,067	$ 1,052	$ 1,166	$ 1,097	$ 1,096
Rental revenue	$ 9,877	$ 8,094	$ 8,411	$ 10,238	$ 36,620
Other income[3]	277	(69)	10	415	633
Total revenue	$ 10,154	$ 8,025	$ 8,421	$ 10,653	$ 37,253
Property operating expenses	2,952	2,778	3,537	2,912	12,179
Net operating income	$ 7,202	$ 5,247	$ 4,884	$ 7,741	$ 25,074
Operating margin	*70.9%*	*65.4%*	*58.0%*	*72.7%*	*67.3%*
2021 SAME STORE PROPERTIES					
Average number of owned beds	95,352	95,352	95,352	95,352	95,352
Average physical occupancy for the quarter	*97.0%*	*85.0%*	*84.6%*	*90.5%*	*89.3%*
Rental revenue per occupied bed per month	$ 787	$ 711	$ 745	$ 786	$ 757
Rental revenue	$ 218,361	$ 172,900	$ 180,243	$ 203,449	$ 774,953
Other income[3]	11,560	4,491	10,906	11,272	38,229
Total revenue	$ 229,921	$ 177,391	$ 191,149	$ 214,721	$ 813,182
Property operating expenses	91,065	84,890	104,487	91,290	371,732
Net operating income	$ 138,856	$ 92,501	$ 86,662	$ 123,431	$ 441,450
Operating margin	*60.4%*	*52.1%*	*45.3%*	*57.5%*	*54.3%*

1. Refer to page S-20 for detail of same store groupings.
2. This section presents operating results for the 2020 same store properties from page S-9.
3. Other income is all income other than net student rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, and the provision for uncollectible accounts.
4. Includes five development properties opened in 2019 that will become part of the same store grouping for 2021.

S-10

Investment Update ($ in thousands) DISPOSITIONS Project Location Primary University Served Beds Closing Date Sales Price Extinguished Mortgage Debt The Varsity College Park, MD University of Maryland 901 March 20, 2020 $ 148,000 $ — S-11

Owned Development Update

($ in thousands)

OWNED DEVELOPMENT PROJECTS UNDER CONSTRUCTION [1]

Project	Location	Primary University / Market Served	Project Type	Beds		Estimated Project Cost [2]		Total Costs Incurred as of December 31, 2020 [3]	Scheduled Completion
Disney College Program Phases III-V [4]	Orlando, FL	*Walt Disney World®* Resort	ACE	3,369	$	190,400	$	180,096	Jan, May & Aug 2021
Disney College Program Phases VI-VIII [5]	Orlando, FL	*Walt Disney World®* Resort	ACE	3,235		193,000		127,986	Jan, May & Aug 2022
Disney College Program Phases IX-X [6]	Orlando, FL	*Walt Disney World®* Resort	ACE	2,209		122,700		55,522	Jan & May 2023
				8,813	**$**	**506,100**	**$**	**363,604**	

1. Does not include land parcels in eleven markets totaling $77.5 million.
2. In certain instances at ACE properties, the company agrees to construct spaces within the property that will ultimately be owned, managed, and funded by the universities or ground lessors. Such spaces include but are not limited to dining, childcare, retail, academic, and office facilities. Total and Estimated Project Cost excludes the costs of the construction of such facilities, as they will be reimbursed by the ground lessors.
3. Includes $359.5 million in construction in progress "CIP" and excludes $2.5 million of CIP balances related to ongoing renovation projects at operating properties. Total consolidated CIP as of December 31, 2020 was $362.0 million.
4. Phase III, with estimated project costs of $54.4 million and 984 beds, was completed in January 2021. Phase IV, with estimated project costs of $84.5 million and 1,521 beds, is scheduled for occupancy in May 2021. Phase V, with estimated project costs of $51.5 million and 864 beds, is scheduled for occupancy in August 2021.
5. Phase VI, with estimated project costs of $61.3 million and 867 beds, is scheduled for occupancy in January 2022. Phase VII, with estimated project costs of $90.3 million and 1,632 beds, is scheduled for occupancy in May 2022. Phase VIII, with estimated project costs of $41.4 million and 736 beds, is scheduled for occupancy in August 2022.
6. Phase IX, with estimated project costs of $81.5 million and 1,473 beds, is scheduled for occupancy in January 2023. Phase X, with estimated project costs of $41.2 million and 736 beds, is scheduled for occupancy in May 2023.

S-12

Third-Party Development Update
($ in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,		
	2020	2019	$ Change	2020	2019	$ Change
Development services revenue	$ 2,012 [1]	$ 662	$ 1,350	$ 7,543 [1]	$ 13,051	$ (5,508)
% of total revenue	0.9 %	0.3 %		0.9 %	1.4 %	

CONTRACTED PROJECTS IN PROGRESS

Project	Location	Primary University Served	Beds	Total Fees	Fees Earned as of December 31, 2020	Fees Earned in Current Year	Remaining Fees as of December 31, 2020	Scheduled Completion
University of California - Riverside North District Phase I	Riverside, CA	University of California, Riverside	1,502	$ 6,700	$ 4,892	$ 1,058	$ 1,808	September 2021
Georgetown University - Capitol Campus Housing	Washington, D.C.	Georgetown University	476	3,000	1,751	1,751	1,249	August 2022
			1,978	$ 9,700	$ 6,643	$ 2,809	$ 3,057	

ON-CAMPUS AWARD PIPELINE [2]

Project	Location	Anticipated Financing Structure	Anticipated Commencement	Targeted Completion	Estimated Fees
Concordia University Phase II	Austin, TX	Third-party	Q1 2021	Fall 2022	$1,300
Upper Hearst Development for the Goldman School of Public Policy	Berkeley, CA	Third-party	2021 / 2022	Summer 2023 / 2024	$3,000
University of California Irvine Phase V	Irvine, CA	Third-party	2021 / 2022	Summer 2023 / 2024	$5,200
Princeton University Lake Campus Graduate Housing	Princeton, NJ	Third-party	Q4 2021 / Q1 2022	Fall 2023	$6,000
MIT Family & Graduate Housing	Cambridge, MA	ACE	Q4 2021	Fall 2024	N/A
Northeastern University - Phase II	Boston, MA	ACE	Q1 / Q2 2022	Fall 2024	N/A
University of California Berkeley Master Development - Phase I	Berkeley, CA	ACE	2022	Fall 2024	N/A
University of California Berkeley Master Development - Future Phases [3]	Berkeley, CA	TBD	TBD	TBD	TBD
University of California Riverside Master Development [3]	Riverside, CA	Third-party	TBD	TBD	TBD
West Virginia University Master Development [3]	Morgantown, WV	TBD	TBD	TBD	TBD
Virginia Commonwealth University (Honors College)	Richmond, VA	TBD	TBD	TBD	TBD

1. The three months ended December 31, 2020 amount includes $0.4 million and $0.6 million of construction savings revenue related to one project delivered in Fall 2019 and one project delivered in Fall 2020, respectively. The twelve months ended December 31, 2020 amount includes $1.7 million and $0.6 million of construction savings revenue related to three projects delivered in Fall 2019 and one project delivered in Fall 2020, respectively.
2. These awards relate to speculative development projects that are subject to final determination of feasibility, negotiation, final award, procurement rules and other applicable law, execution and closing of definitive agreements on terms acceptable to the company, and fluctuations in the construction and financing markets. Anticipated commencement and fees are dependent upon the availability of project financing, which is affected by current capital market conditions. Anticipated commencement and targeted completion dates for certain projects have been and continue to be delayed due to disruption associated with COVID-19.
3. These projects include multiple phases to be completed over several years. The full scope, transaction structure, feasibility, fees, and timing will be negotiated.

S-13

Management Services Update
($ in thousands)

	Three Months Ended December 31,			Year Ended December 31,		
	2020	2019	$ Change	2020	2019	$ Change
Management services revenue	$ 3,168	$ 3,818	$ (650)	$ 12,436	$ 12,936	$ (500)
% of total revenue	1.4 %	1.5 %		1.4 %	1.4 %	

NEW / PENDING MANAGEMENT CONTRACTS

Project	Location	Primary University / Market Served	Approximate Beds	Stabilized Annual Fees [1]	Actual or Anticipated Commencement
The Oasis KGI Commons	Claremont, CA	Keck Graduate Institute	419	$ 235	April 2020
University View II	Prairie View, TX	Prairie View A&M University	540	190	August 2020
The Cambridge at College Station	College Station, TX	Texas A&M University	552	220	August 2020
Dundee Residence Hall and Glasgow Dining Hall	Riverside, CA	University of California, Riverside	820	440	September 2020
The Village [2]	Henderson, NV	Nevada State College	342	100	October 2020
University of California - Riverside North District Phase I	Riverside, CA	University of California, Riverside	1,502	540	September 2021
Georgetown University - Capitol Campus Housing	Washington, D.C.	Georgetown University	476	400	September 2022
			4,651	**$ 2,125**	

DISCONTINUED MANAGEMENT CONTRACTS

Project	Location	Primary University / Market Served	Beds	2020 Fee Contribution Prior to Termination	Discontinued As Of
The Rixey	Arlington, VA	Marymount University	531	$ 4	January 2020
Spinner Place	Burlington, VT	University of Vermont	312	17	April 2020
Independence Place	Columbus, GA	Columbus State University	555	150	April 2021
			1,398	**$ 171**	

1. Stabilized annual fees are dependent upon the achievement of normalized occupancy levels which are not expected to occur during the 2020-2021 academic year as a result of COVID-19.
2. The stabilized annual fee amount does not include an initial operations fee of $140,000 earned from May 2019 through July 2020.

S-14

Capital Structure as of December 31, 2020[1]

($ in millions, except per share data)

Market Capitalization & Unsecured Notes Covenants		
Total Debt [2]	$	3,617
Total Equity Market Value [3]		5,955
Total Market Capitalization		9,572
Debt to Total Market Capitalization		37.8%
Net Debt to EBITDA [4]		8.3x
Total Asset Value [5]	$	8,772
Unencumbered Asset Value		7,585
Unencumbered Asset Value to Total Asset Value		86.5%

	Requirement	Current Ratio
Total Debt to Total Asset Value	≤ 60%	41.2%
Secured Debt to Total Asset Value	≤ 40%	7.4%
Unencumbered Asset Value to Unsecured Debt	> 150%	255.3%
Interest Coverage [4]	> 1.5x	3.5x

		Principal Outstanding [2]	Weighted Average Interest Rate	Average Term To Maturity
Mortgage Loans [6]	$	563	4.2% [7]	5.3 Yrs
Unsecured Revolving Credit Facility		371	1.4%	1.2 Yrs
Unsecured Term Loan		200	2.5%	1.5 Yrs
Unsecured Notes		2,400	3.7%	6.2 Yrs
On-Campus Participating Properties		83	4.7%	12.7 Yrs
Total/Weighted Average	$	**3,617**	**3.5%**	**5.5 Yrs**

Variable Rate Debt as % of Total Debt [8] **10.3 %**

Debt Maturity Schedule



Unsecured Notes
Unsecured Term Loans
Mortgage Loans
On-Campus Participating Properties
Unsecured Revolving Credit Facility
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$24
$75
9
$200
$371
$28
$400
$9
$400
$132
$8
$400
$400
$2
$330
$800
$40
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030+

Weighted Average Interest Rate Of Debt Maturing Each Year

	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030+
Fixed Rate Debt	4.9%	2.7%	3.8%	4.2%	N/A	3.7%	3.6%	4.1%	N/A	3.4%
Total Debt	4.7%	1.9%	3.8%	4.2%	7.6%	3.7%	3.6%	4.1%	N/A	3.4%

1. Refer to the definitions outlined on pages S-21 and S-22 for detailed definitions of terms appearing on this page.
2. Excludes net unamortized debt premiums related to mortgage loans assumed in connection with acquisitions of $1.7 million, unamortized original issue discount on unsecured notes of $5.8 million, and unamortized deferred financing costs of $20.3 million.
3. Based on share price of $42.77 and fully diluted share count of 139,228,404 as of December 31, 2020. Assumes conversion of 503,717 common and preferred Operating Partnership units and 1,092,596 unvested restricted stock awards.
4. Refer to calculations on page S-16, including a reconciliation to net income and interest expense, the most directly comparable GAAP measures.
5. Excludes accumulated depreciation of $1.8 billion, receivables and intangible assets, net of accumulated amortization, of $64.8 million, and lease-related right of use assets of $457.6 million.
6. Includes $330.0 million of mortgage debt related to the ACC / Allianz joint venture of which the company has a 55% interest.
7. Including the amortization of net debt premiums related to mortgage loans assumed in connection with property acquisitions, the effective interest rate for fixed rate mortgage loans is 4.0%.
8. The company's variable rate debt consists of the unsecured revolving credit facility and $2.1 million of mortgage debt at one of our on-campus participating properties.
9. In February 2021, $24.0 million of on-campus participating property mortgage debt scheduled to mature in 2021 was refinanced, which extended the maturity to February 2028.

S-15

Interest Coverage [1]
($ in thousands)

	Three Months Ended				
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	Last Twelve Months
Net income (loss) attributable to ACC, Inc. and Subsidiaries common stockholders	$ 80,855	$ (13,344)	$ (19,515)	$ 24,807	$ 72,803
Net income (loss) attributable to noncontrolling interests	1,206	(2,078)	(1,909)	(174)	(2,955)
Interest expense	27,783	27,168	29,056	28,500	112,507
Income tax provision	379	381	373	216	1,349
Depreciation and amortization	66,169	66,441	67,369	67,724	267,703
Amortization of deferred financing costs	1,287	1,255	1,349	1,368	5,259
Share-based compensation	3,988	4,439	3,502	3,495	15,424
Loss on extinguishment of debt	4,827	—	—	—	4,827
Gain from disposition of real estate	(48,525)	—	—	—	(48,525)
Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA")	**$ 137,969**	**$ 84,262**	**$ 80,225**	**$ 125,936**	**$ 428,392**
Pro-forma adjustments to EBITDA [2]					26
Adjusted EBITDA					**$ 428,418**
Interest Expense from consolidated statement of comprehensive income	$ 27,783	$ 27,168	$ 29,056	$ 28,500	$ 112,507
Amortization of mortgage debt premiums/discounts	1,411	1,000	1,000	1,317	4,728
Capitalized interest	3,246	3,396	2,833	2,654	12,129
Change in accrued interest payable	2,886	(3,638)	(322)	(6,761)	(7,835)
Cash Interest Expense	**$ 35,326**	**$ 27,926**	**$ 32,567**	**$ 25,710**	**$ 121,529**
Pro-forma adjustments to Cash Interest Expense [2]					1,670
Adjusted Interest Expense					**$ 123,199**
Interest Coverage					**3.5x**

1. Refer to pages S-21 and S-22 for detailed definitions of terms appearing on this page.
2. Adjustment to reflect all acquisitions, development deliveries, dispositions, debt repayments, and debt refinancings as if such transactions had occurred on the first day of the 12 month period presented.

S-16

Capital Allocation – Long Term Funding Plan (2021 - 2023)
($ in millions)

Sources and Uses for Development - As of December 31, 2020	Estimated Project Cost	Total Costs Incurred	Remaining Capital Needs
Estimated Capital Uses[1]:			
Disney Internships & College Program Housing			
Phases III-V (2021 deliveries)	$ 190	$ 180	$ 10
Phases VI-VIII (2022 deliveries)	193	128	65
Phases IX-X (2023 deliveries)	123	56	67
Total	$ 506	$ 364	**$ 142**

Estimated Sources through 2023:	Capital Sources
Cash and Cash Equivalents as of December 31, 2020	$ 54
Estimated Cash Flow Available for Investment - through 2023 [2]	245
Anticipated Debt (Repayment) / Funding - through 2023 [3]	(534) to (334)
Anticipated Capital Recycling and/or Equity Funding - through 2023 [3]	377 to 177
Total	**$ 142**

Selected Credit Metrics [4]

Credit Metric:	December 31, 2020	Pro Forma [5]
Total Debt to Total Asset Value	41.2%	34.8% - 37.8%
Net Debt to EBITDA [6]	8.3x	5.7x - 6.1x

Note: This analysis demonstrates anticipated funding for the developments currently committed, underway, or with expected starts in the current year. As future developments commence, they are expected to be funded via additional dispositions, joint ventures, free cash available for investment, and capital market transactions. For purposes of calculating the pro forma Net Debt to EBITDA ratio, EBITDA has been normalized for the COVID-19 related impacts on revenue and operating expenses during 2020 and assumes the underwritten EBITDA for the development properties being delivered in 2020 and beyond.

1. Includes owned development projects under construction and management's Estimated Project Cost for future development deliveries that are expected to commence construction during the current year, as disclosed on page S-12.
2. Available cash flow is derived from disclosures in our 2019 Form 10-K and is calculated as net cash provided by operating activities of $370.4 million, excluding changes in working capital of $8.7 million plus interest rate swap related items of $12.0 million, less dividend payments of $258.6 million, less principal payments on debt of $11.9 million, less recurring capital expenditures of $21.5 million. Calculation results in available cash flow for investment in 2019 of $81.7 million, which is then annualized over the remaining 12 quarters through the end of 2023. The global disruption associated with the COVID-19 pandemic could have a material impact on the company's future cash flows and liquidity position, the magnitude of which is uncertain. Therefore, no assurances can be made that future cash flows will be consistent with historical levels.
3. Reflects the company's current anticipated capital sources to fund committed developments through 2023. The actual mix of capital sources may vary based on prevailing capital market conditions and the company's balance sheet management strategy.
4. Refer to definitions outlined on pages S-21 and S-22 for detailed definitions of terms appearing on this page.
5. Ratios represent the pro forma impact of development deliveries and funding alternatives assumed in the Sources and Uses table. The lower end of the pro forma leverage ranges assumes remaining capital needs in excess of debt are funded with equity, while the higher end assumes remaining needs in excess of debt are funded with dispositions. Actual ratios will vary based on the timing of construction funding, future cash flow available for investment, and the ultimate mix of sources from debt, equity, joint ventures, or dispositions.
6. Refer to page S-16 for a reconciliation of EBITDA to net income, the most directly comparable GAAP measure.

S-17

Outlook - Summary (Q1 2021) 1 ($ in thousands, except share and per share data) S-18 Q1 2021 Guidance Low High Net income $ 12,400 $ 15,600 Noncontrolling interests' share of net income 300 300 Joint Venture ("JV") partners' share of FFO JV partners' share of net income (300) (300) JV partners' share of depreciation and amortization (1,900) (1,900) (2,200) (2,200) Total depreciation and amortization 67,800 67,800 Corporate depreciation (800) (800) FFO 77,500 80,700 Elimination of operations from on-campus participating properties ("OCPP") (4,800) (4,800) Contribution from OCPPs 1,100 1,100 Stockholder engagement and other proxy advisory costs 2 900 900 Funds from operations - modified ("FFOM") $ 74,700 $ 77,900 Net income per share - diluted $ 0.09 $ 0.11 FFO per share - diluted $ 0.56 $ 0.58 FFOM per share - diluted $ 0.54 $ 0.56 Weighted-average common shares outstanding - diluted 139,576,200 139,576,200 1. The company believes that the financial results for the three months ended March 31, 2021 may be affected by a number of factors, many of which are directly related to the ongoing financial impacts associated with COVID-19. Such factors include: • national and regional economic trends and events; • the level of lease terminations, rent refunds, and/or abatements granted to student and commercial tenants; • economic hardship experienced by student and commercial tenants and its ultimate effect on rent collections and thus the provision for uncollectible accounts; • canceled or delayed third-party development projects; • reduced revenues at our third-party managed properties resulting in reduced third-party management fee income; • the impact of any stimulus payments that may be received by the company, our tenants, and/or our University partners under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) and any future similar governmental actions; • any increase in, or reduction to, operating expenses as a result of COVID-19; • the amount of leasing and related fees earned for the 2021-2022 academic year, which are affected by the timing and velocity of the company’s leasing process; • the timing and amount of any acquisitions, dispositions or joint venture activity; • interest rate risk; • the timing of commencement and completion of construction on owned development projects; • university enrollment, funding and policy trends; • the amount of income recognized by the taxable REIT subsidiaries and any corresponding income tax expense; • the outcome of legal proceedings arising in the normal course of business; and • the finalization of property tax rates and assessed values in certain jurisdictions. 2. Represents consulting, legal, and other related costs incurred in relation to stockholder engagement activities in preparation for the company’s 2021 annual stockholders' meeting.

Outlook - Detail (Q1 2021)
($ in thousands, except share and per share data)

FFOM Guidance	Three Months Ended March 31, 2021		Assumptions & Other
	Low	High	
Owned properties [1]			
2021 same store properties			
Same store revenue	$ 212,500	$ 214,400	
% growth	*(7.6)%*	*(6.8)%*	
Same store operating expenses	(92,000)	(91,100)	Includes approximately $0.4 million in estimated costs associated with the recent extreme winter weather
% growth	*1.0 %*	*— %*	
Same store net operating income ("NOI")	$ 120,500	$ 123,300	
% growth	*(13.2)%*	*(11.2)%*	
2021 new properties NOI	$ 400	$ 800	Includes ($1.1) - ($0.8) million in the first quarter of negative NOI contribution from the completed phases of the Disney College Program project.
Other	$ (100)	$ (100)	Includes recurring professional fees related to the operation of the ACC/Allianz joint venture.
Total owned properties NOI	$ 120,800	$ 124,000	
Third-party development services revenue	$ 1,500	$ 1,500	Includes $0.7 million to be recognized upon commencement of the Concordia University Phase II third-party development project during the first quarter.
Third-party management services revenue [2]	$ 2,900	$ 3,100	
Third-party development and mgmt. services expenses [2]	$ (5,600)	$ (5,700)	
General and administrative expenses	$ (10,800)	$ (11,000)	Includes $0.9 million related to stockholder engagement and other proxy related expenses incurred during the first quarter which will be eliminated for purposes of calculating FFOM.
Ground/facility leases expense	$ (3,600)	$ (3,600)	
Less: OCPP ground/facility leases expense	$ 500	$ 500	
Interest income	$ 100	$ 100	Excludes on-campus participating properties ("OCPPs") for the purposes of calculating FFOM. Decrease in interest income primarily due to the October 2020 repayment of a $52.8 million note receivable previously held by the company, which historically represented approximately $2.9 million of annual interest income.
Interest expense	$ (29,000)	$ (28,900)	Net of $2.6 million of capitalized interest.
Less: OCPP interest expense	$ 1,000	$ 1,000	
Amortization of deferred financing costs	$ (1,300)	$ (1,300)	Excluding OCPPs for the purposes of calculating FFOM.
Corporate depreciation	$ (800)	$ (800)	Represents depreciation expense not added back in the calculation of FFO as per the NAREIT definition of FFO.
OCPP overhead	$ (500)	$ (500)	
Income tax provision	$ (300)	$ (300)	
JV partners' share of net income	$ (300)	$ (300)	For the purposes of calculating NAV, the company excludes $11.3 million of annual NOI and $148.5 million of mortgage debt related to consolidated joint venture partners' share of NOI and any mortgage debt.
JV partners' share of depreciation and amortization	$ (1,900)	$ (1,900)	
Contribution from OCPP	$ 1,100	$ 1,100	Includes the company's 50% share of OCPP net cash flow and management and development fees received, as per the definition of FFOM on page S-21.
Stockholder engagement and other proxy advisory costs	$ 900	$ 900	
FFOM per share - diluted	**$ 0.54**	**$ 0.56**	

1. Refer to page S-20 for detail of the 2021 same store and new property groupings.
2. Includes $0.9 million in reimbursed payroll and other operating costs for the *Walt Disney World*® College Program management contract.

S-19

Detail of Property Groupings

As of December 31, 2020

	2020 Grouping				2021 Grouping			
	Same Store Properties		New Properties		Same Store Properties		New Properties	
	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds
Properties Purchased or Developed Prior to January 1, 2019	152	92,193			152	92,193		
2019 Development Deliveries			5	3,159	5	3,159		
2020 Development Deliveries [1]			3	2,483			3	2,483
2021 Development Deliveries [1]			—	3,369			—	3,369
2022 Development Deliveries [1]			—	3,235			—	3,235
2023 Development Deliveries [1]			—	2,209			—	2,209
Total Owned Properties	**152**	**92,193**	**8**	**14,455**	**157**	**95,352**	**3**	**11,296**

Grand Total # of Owned Properties (All Groupings)	**160**
Grand Total Owned Design Beds (All Groupings)	**106,648**

Note on Property Portfolio: When disclosing our number of properties and design beds as of a certain date, we include all properties that are owned and operating as of that date, as well as properties that are under construction and anticipated to open for operations in future years. Properties that are in our development pipeline but have not yet commenced construction are not included.

2020: The 2020 same store grouping represents properties owned and operating for both of the entire calendar years ended December 31, 2020 and 2019. This same store grouping will be used for purposes of presenting our 2020 same store operating results.

2021: The 2021 same store grouping represents properties owned and operating for both of the entire calendar years ended December 31, 2021 and 2020. This same store grouping will be used for purposes of presenting our 2021 same store operating results.

1. The Disney College Program project will be delivered in multiple phases over several years with initial deliveries occurring in 2020 and full development completion expected in 2023. All phases are counted as one property in the table above and will not be included in the same store grouping until stabilization occurs. As of February 2021, three phases have been completed totaling 2,611 beds.

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Definitions ACE The company’s American Campus Equity program, whereby the company enters into long-term ground/facility lease agreements with Universities to invest our capital and to develop, own, and operate on-campus student housing communities. Properties under this structure are considered to be owned and are included in the company's consolidated financial statements. Adjusted EBITDA* EBITDA, including pro forma adjustments to reflect acquisitions, development deliveries, and dispositions as if such transactions had occurred on the first day of the 12-month period presented. Adjusted Interest Expense* Interest Expense, including pro forma adjustments to reflect acquisitions, development deliveries, dispositions, debt repayments, and debt refinancings as if such transactions had occurred on the first day of the 12-month period presented. Cash Cash and cash equivalents, determined on a consolidated basis in accordance with GAAP. Cash Interest Expense* Consolidated interest expense calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) the amortization of mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions; (ii) capitalized interest; and (iii) the change in accrued interest during the period presented. Design Beds Total beds based on the original property design, generally as specified in the construction documents. EBITDA* Consolidated net income calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) interest expense; (ii) provision for income taxes; (iii) depreciation, amortization and all other non- cash items; (iv) provision for gains and losses; (v) noncontrolling interests; and (vi) extraordinary and other non-recurring items, as we determine in good faith. Funds from Operations (”FFO”) Determined based on the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). Calculated as consolidated net income or loss attributable to common shares computed in accordance with GAAP, excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Also excludes non-cash impairment charges. FFO Modified (”FFOM”) FFO modified to reflect certain adjustments related to the economic performance of our on-campus participating properties, the elimination of real estate transaction costs, and other items, as we determine in good faith, that do not reflect our core operations on a comparative basis. The company believes it is meaningful to eliminate the FFO generated from the on-campus participating properties and instead to reflect the company's 50% share of the properties' net cash flow and management and development fees received, as this measure better reflects the economic benefit derived from the company's involvement in the operation of these properties. GAAP Accounting principles generally accepted in the United States of America. Interest Coverage* Adjusted EBITDA / Adjusted Interest Expense. Net Debt* Total Debt less Cash. Net Debt to EBITDA* Net Debt divided by Adjusted EBITDA. Net Operating Income “NOI” Property revenues less direct property operating expenses, excluding depreciation, but including an allocation of costs related to corporate management and oversight. * These definitions are provided for purposes of calculating the company’s unsecured notes covenants and other key ratios. S-21

Definitions On-campus Participating Properties A transaction structure whereby the company enters into long-term ground/facility lease agreements with Universities to develop, construct, and operate student housing communities. Under the terms of the leases, title to the constructed facilities is held by the University/lessor and such lessor receives 50% of net cash flows, as defined, on an annual basis through the term of the lease. Operating Expenses General & administrative and other expenses include security costs, shuttle costs, and property-level general and administrative costs as well as an allocation of costs related to corporate management and oversight. Also includes acquisition integration costs, food service, and other miscellaneous expenses. Utilities expense represents gross expenses prior to any recoveries from tenants, which are reflected in owned properties revenues. Payroll expense includes payroll and related expenses for on-site personnel including general managers, maintenance staff, and leasing staff. Repairs and maintenance expense includes general maintenance costs such as interior painting, routine landscaping, pest control, fire protection, snow removal, elevator maintenance, roof and parking lot repairs, and other miscellaneous building repair costs. Also includes costs related to the annual turn process. Marketing expense includes costs related to property marketing campaigns associated with our ongoing leasing efforts. Physical Occupancy Occupied beds, including staff accommodations, divided by Design Beds. Rentable Beds Design Beds less beds used by on-site staff. Same Store Grouping Properties owned and operating for both of the entire annual periods presented, which are not conducting or planning to conduct substantial development, redevelopment, or repositioning activities, and are not classified as held for sale as of the current period-end. Includes the full operating results of properties owned through joint ventures in which the company has a controlling financial interest and which are consolidated for financial reporting purposes. Secured Debt* The portion of Total Debt that is secured by a mortgage, trust, deed of trust, deed to secure indebtedness, pledge, security interest, assignment of collateral, or any other security agreement. Total Asset Value* Undepreciated book value of real estate assets and all other assets, excluding receivables, intangibles, and right of use assets, of our consolidated subsidiaries, all determined in accordance with GAAP. Total Debt* Total consolidated debt calculated in accordance with GAAP, including finance leases and excluding mark-to-market premiums/ discounts on mortgage loans assumed in connection with acquisitions, the original issued discount on unsecured notes, and deferred financing costs. Total Equity Market Value Fully diluted common shares times the company’s stock price at period-end. Unencumbered Asset Value* The sum of (i) the undepreciated book value of real estate assets which are not subject to secured debt; and (ii) all other assets, excluding accounts receivable and intangibles, for such properties. Does not include assets of unconsolidated joint ventures. Unsecured Debt* The portion of Total Debt that is not Secured Debt. * These definitions are provided for purposes of calculating the company’s unsecured notes covenants and other key ratios. S-22

Investor Information

Executive Management

Bill Bayless	Chief Executive Officer
Jim Hopke	President
Jennifer Beese	Chief Operating Officer
Daniel Perry	Chief Financial Officer
William Talbot	Chief Investment Officer
Kim Voss	Chief Accounting Officer

Research Coverage

Angus Kelleher	Argus Research Company	(203) 548-9892	akelleher@argusresearch.com
Jeffery Spector	Bank of America / Merrill Lynch	(646) 855-1363	jeff.spector@baml.com
Neil Malkin	Capital One	(571) 633-8191	neil.malkin@capitalone.com
Michael Bilerman / Nick Joseph	Citigroup Equity Research	(212) 816-1383 / (212) 816-1909	michael.bilerman@citi.com / nicholas.joseph@citi.com
Derek Johnston / Tom Hennessy	Deutsche Bank Securities, Inc.	(212) 250-5683 / (212) 250-4063	derek.johnston@db.com / tom.hennessy@db.com
Steve Sakwa / Samir Khanal	Evercore ISI	(212) 446-9462 / (212) 888-3796	steve.sakwa@evercoreisi.com / samir.khanal@evercoreisi.com
Richard Skidmore	Goldman Sachs & Co.	(801) 741-5459	richard.skidmore@gs.com
John Pawlowski / Alan Peterson	Green Street Advisors	(949) 640-8780 / (949) 640-8780	jpawlowski@greenstreetadvisors.com / apeterson@greenstreetadvisors.com
Anthony Paolone / Nikita Bely	J.P. Morgan Securities	(212) 622-6682 / (212) 622-0695	anthony.paolone@jpmorgan.com / nikita.bely@jpmorgan.com
Jordan Sadler / Austin Wurschmidt	KeyBanc Capital Markets	(917) 368-2280 / (917) 368-2311	jsadler@key.com / awurschmidt@key.com
Alexander Goldfarb / Daniel Santos	Piper Sandler & Co.	(212) 466-7937 / (212) 466-7927	alexander.goldfarb@psc.com / daniel.santos@psc.com

American Campus Communities, Inc. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding American Campus Communities, Inc.'s performance made by such analysts are theirs alone and do not represent the opinions, forecasts or predictions of the company or its management. American Campus Communities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Corporate Headquarters

American Campus Communities, Inc.
12700 Hill Country Blvd., Suite T-200
Austin, Texas 78738

Tel: (512) 732-1000
Fax: (512) 732-2450
www.americancampus.com

Investor Relations

Ryan Dennison
SVP, Capital Markets and Investor Relations

(512) 732-1000
rdennison@americancampus.com

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Forward-looking Statements and Non-GAAP Financial Measures In addition to historical information, this press release contains forward-looking statements under the applicable federal securities law. These statements are based on management’s current expectations and assumptions regarding markets in which American Campus Communities, Inc. (the “company”) operates, operational strategies, anticipated events and trends, the economy, and other future conditions. Forward- looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. These risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward looking-statements include those related to the COVID-19 pandemic, about which there are still many unknowns, including the duration of the pandemic and the extent of its impact, and those discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2019 under the heading “Risk Factors” and under the heading “Business - Forward-looking Statements” and subsequent quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statements, including our expected 2021 operating results, whether as a result of new information, future events, or otherwise. This presentation contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). These items include earnings before interest, tax, depreciation and amortization (“EBITDA”), net operating income (“NOI”), funds from operations (“FFO”) and FFO-Modified (“FFOM”). Refer to Definitions for a detailed explanation of terms appearing in the supplement. The company presents this financial information because it considers each item an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. These measures should not be considered as alternatives to net income or loss computed in accordance with GAAP as an indicator of the company's financial performance or to cash flow from operating activities computed in accordance with GAAP as an indicator of its liquidity, nor are these measures indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions.